UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	April 26, 2012

MGIC Investment Corporation

(Exact Name of Registrant as Specified in Its Charter)

Wisconsin

(State or Other Jurisdiction of Incorporation)

1-10816	39-1486475
(Commission File Number)	(IRS Employer Identification No.)

MGIC Plaza, 250 East Kilbourn Avenue, Milwaukee, WI	53202
(Address of Principal Executive Offices)	(Zip Code)

(414) 347-6480

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Our Annual Meeting of Shareholders was held April 26, 2012.  At that meeting, shareholders took the following actions with respect to the proposals described in our 2012 Proxy Statement:

1.      The following directors were elected:

	For	Withheld	Broker Non- Votes
Curt S. Culver	138,094,049	1,189,703	35,050,422
Timothy A. Holt	138,677,375	606,377	35,050,422
William A. McIntosh	138,010,220	1,273,532	35,050,422
Leslie M. Muma	131,054,905	8,228,847	35,050,422
Mark M. Zandi	138,697,230	586,522	35,050,422

2.	An amendment to the Company’s Articles of Incorporation to increase the authorized Common Stock from 460,000,000 to 680,000,000 shares was approved by the following vote:

For	Against	Abstain	Broker Non- Votes
156,781,377	11,745,411	5,564,858	242,528

3.	The compensation of our named executive officers was approved, on an advisory basis, by the following vote:

For	Against	Abstain	Broker Non- Votes
125,721,210	13,482,662	79,880	35,050,422

4.	The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2012 was approved by the following vote:

For	Against	Abstain	Broker Non- Votes
173,420,415	686,971	226,788	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGIC INVESTMENT CORPORATION

Date: April 27, 2012	By:	/s/ Jeffrey H. Lane
Jeffrey H. Lane
Executive Vice President, General Counsel and Secretary